BYLAWS
OF
NDB INC.

(A CALIFORNIA CORPORATION)

ARTICLE I

Offices

            Registered Office.  The registered office of the corporation in the State of California shall be 50 California Rd, Suite 1500, Pleasanton, California, 94111, USA or in such other location as the Board of Directors of the corporation (the “Board of Directors”) may from time to time determine or the business of the corporation may require.
            Other Offices.  The corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of California, as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

Corporate Seal

            Corporate Seal.  The Board of Directors may adopt a corporate seal.  Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE III

Shareholders’ Meetings

                 Place of Meetings.
                 Meetings of the shareholders of the corporation may be held at such place, either within or without the State of California, as may be determined from time to time by the Board of Directors.  The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the California General Corporation Law (the “CGCL”). In the absence of a designation by the board, shareholders’ meetings will be held at the corporation’s principal executive office. If authorized by the board of directors, in its sole discretion, and subject to the consent requirement in California Corporations Code section 20(b) and any guidelines and procedures adopted by the board of directors, shareholders not physically present in person or by proxy at a meeting of shareholders may, by electronic transmission by and to the corporation or by electronic video screen communication, participate in a meeting of shareholders, be deemed present in person or by proxy, and vote, whether the meeting is to be held at a designated place or in whole or in part by means of electronic transmission by and to the corporation or by electronic video screen communication.
                 A meeting of the shareholders may be conducted in whole or in part, by electronic transmission by and to the Corporation or by electronic video screen communication if:

the Corporation implements reasonable measures to provide shareholders (in person or by proxy) a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders; and

the Corporation maintains a record of the vote or action and any shareholder votes or other shareholder action is taken at the meeting by means of electronic transmission to the Corporation or electronic video screen communication.

                Any request by the Corporation to a shareholder under Section 20(b) of the Code for consent to conduct a meeting of shareholders by electronic transmission must include a notice that absent consent of the shareholder, the meeting will be held at a physical location.
                 Annual Meeting
                 The annual meeting of the shareholders of the corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors.  Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders:  (i) pursuant to the corporation’s notice of meeting of shareholders; (ii) by or at the direction of the Board of Directors; or (iii) by any shareholder of the corporation who was a shareholder of record at the time of giving of notice provided for in the following paragraph, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section.
                 At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting.  For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a) of this Section, (i) the shareholder must have given timely notice thereof in writing to the Secretary of the corporation, (ii) such other business must be a proper matter for shareholder action under the CGCL and applicable law, (iii) if the shareholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the corporation with a Solicitation Notice (as defined in this paragraph), such shareholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the corporation’s voting shares reasonably believed by such shareholder or beneficial owner to be sufficient to elect the nominee or nominees proposed to be nominated by such shareholder, and must, in either case, have included in such materials the Solicitation Notice, and (iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section, the shareholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.  In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above.  Such shareholder’s notice shall set forth:  (A) as to each person whom the shareholder proposed to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and Rule 14a-4(d) thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the corporation that are owned beneficially and of record by such shareholder and such beneficial owner, and (iii) whether either such shareholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of the proposal, at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent, a “Solicitation Notice”).
                  Notwithstanding anything in the second sentence of paragraph (b) of this Section to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.
                 Only such persons who are nominated in accordance with the procedures set forth in this Section (or elected or appointed pursuant to Article IV of these Bylaws) shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section.  Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall not be presented for shareholder action at the meeting and shall be disregarded.
                  Notwithstanding the foregoing provisions of this Section, in order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a shareholders’ meeting, shareholders must provide notice as required by the regulations promulgated under the 1934 Act.  Nothing in these Bylaws shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation proxy statement pursuant to Rule 14a-8 under the 1934 Act.
                  For purposes of this Section, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the 1934 Act.
                 Special Meetings.
                 A special meeting of the shareholders, for any purpose or purposes, may be called at any time by the board of directors, by the chairman of the board, by the President or Vice President, or by one or more shareholders holding shares that in the aggregate are entitled to cast 10 percent or more of the votes at that meeting.

At any time or times that the corporation is subject to Section 2115(b) of the California General Corporation Law (the “CGCL”), shareholders holding five percent (5%) or more of the outstanding shares shall have the right to call a special meeting of shareholders as set forth in Section 18 of these Bylaws.

               If a special meeting is called by anyone other than the board of directors, the person or persons calling the meeting will make a request in writing, delivered personally or sent by registered mail, or by electronic transmission to the corporation, to the chair of the board or the president, vice president, or secretary, specifying the time and date of the meeting (which is not less than 35 nor more than 60 days after receipt of the request) and the general nature of the business proposed to be transacted.  Within 20 days after receipt, the officer receiving the request will cause notice to be given to the shareholders entitled to vote, in accordance with the provisions of sections 7 and 8 of this Bylaws, stating that a meeting will be held at the time requested by the person(s) calling the meeting, and stating the general nature of the business proposed to be transacted.  If notice is not given within 20 days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph (b) shall be construed as limiting, fixing, or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.

            Notice of Meetings.  Notice of any meeting of shareholders, given in writing or by electronic transmission, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat. The notice shall to state the place, if any, date and hour of the meeting, and (1) in the case of special meetings, the general nature of the business to be transacted, and no other business may be transacted, or (2) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, but subject to the provisions of the General Corporation Law. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election.

If the meeting is to be held in whole or in part by electronic transmission, the notice shall state the means of electronic transmission by and to the corporation or electronic video screen communication, if any, by which shareholders may participate in that meeting.

            Manner of Giving Notice; Affidavit of Notice.  Notice of any shareholders’ meeting will be given either personally or by first-class mail or other written communication (including electronic transmission by the corporation), charges prepaid, addressed to the shareholder at the physical or electronic address appearing on the corporation’s books or given by the shareholder to the corporation for purposes of notice.  If no address appears on the corporation’s books or has been given as specified above, notice will be either (1) sent by first-class mail addressed to the shareholder at the corporation’s principal executive office, or (2) published at least once in a newspaper of general circulation in the county where the corporation’s principal executive office is located.  Notice is deemed to have been given at the time when delivered personally or deposited in the mall or sent by other means of written communication.

If any notice or report mailed to a shareholder at the address appearing on the corporation’s books is returned marked to indicate that the United States Postal Service is unable to deliver the document to the shareholder at that address, all future notices or reports will be deemed to have been duly given without further mailing if the corporation holds the document available for the shareholder on written demand at the corporation’s principal executive office for a period of one year after the date the notice or report was given to all other shareholders.

Notice shall not be given by electronic transmission by the corporation after either of the following: (1) The corporation is unable to deliver two consecutive notices to the shareholder by that means, or (2) the inability to so deliver such notices to the shareholder becomes known to the secretary, any assistant secretary, the transfer agent, or other person responsible for the giving of the notice.

An affidavit of the mailing, or other authorized means of transmitting, of any notice of shareholders’ meeting, report, or other document sent to shareholders, may be executed by the corporation’s secretary, assistant secretary, or transfer agent and, if executed, will be filed and maintained in the minute book of the corporation.

            Quorum.  At all meetings of shareholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business.  In the absence of a quorum, any meeting of shareholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting.  The shareholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.  Except as otherwise provided by statute, or by the Certificate of Incorporation or these Bylaws, the affirmative vote of a majority of shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter shall be the act of the shareholders.
        Adjournment and Notice of Adjourned Meetings.  Any meeting of shareholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares present in person, by remote communication, if applicable, or represented by proxy.

When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting pursuant to the Certificate of Incorporation, these Bylaws or applicable law.  If the adjournment is for more than forty-five (45) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. Notice of any such adjourned meeting, if required, will be given to each shareholder of record entitled to vote at the adjourned meeting, in accordance with sections 7 and 8 of these Bylaws.

        Voting Rights.  For the purpose of determining those shareholders entitled to vote at any meeting of the shareholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date shall be entitled to vote at any meeting of shareholders.  Every person entitled to vote or execute consents shall have the right to do so either in person, by remote communication, if applicable, or by an agent or agents authorized by a proxy granted in accordance with California law.  An agent so appointed need not be a shareholder.

The shareholders’ vote may be by voice vote or by ballot, provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun.  On any matter other than the election of directors, any shareholder may vote part of the shares the shareholder is to vote in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares that the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares that the shareholder is entitled to vote.  If a quorum is present (or if a quorum has been present earlier at the meeting but some shareholders have withdrawn), the affirmative vote of a majority of the shares represented and voting, provided such shares voting affirmatively also comprise a majority of the number of shares required for a quorum, will constitute an act of the shareholders unless the vote of a greater number or a vote by classes is required by law or by the articles of incorporation.

At a shareholders’ meeting at which directors are to be elected, no shareholder will be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which that shareholder normally would be entitled to cast), unless the candidates’ names have been placed in nomination before commencement of the voting and a shareholder has given notice at the meeting, prior the voting has begun, of the shareholder’s intention to cumulate votes.  If any shareholder has given such a notice, then all shareholders entitled to vote may cumulate their votes for candidates in nomination. Thus, each such shareholder may give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder’s shares are normally entitled, or may distribute the shareholder’s votes on the same principle among any or all of the candidates.  The candidates receiving the highest number of votes, up to the number of positions to be filled, will be elected.

  Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting (including giving consent pursuant to Section 13) shall have the following effect: (a) if only one (1) votes, his or her act binds all; (b) if more than one (1) votes and the vote is not evenly split, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the California Court of Chancery for relief as provided in the CGCL, Section 704. If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) shall be a majority or even-split in interest.
         Waiver of Notice or Consent by Absent Shareholders.  The transactions of any meeting of shareholders, either annual or special, however called and noticed and wherever held, will be as valid as though they were had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if each person entitled to vote who was not present in person or by proxy, either before or after the meeting, signs a written waiver of notice or a consent to holding the meeting or an approval of the minutes of the meeting.  The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of the shareholders, except that, if action is taken or proposed to be taken for approval of any of those matters.

The waiver of notice or consent is required to state the general nature of the action or proposed action.  All waivers, consents, and approvals will be filed with the corporate records or made a part of the minutes of the meeting.

A shareholder’s attendance at a meeting also constitutes a waiver of notice of that meeting, unless the shareholder at the beginning of the meeting objects to the transaction of any business on the ground that the meeting was not lawfully called or convened.  In addition, attendance at a meeting does not constitute a waiver of any right to object to consideration of matters required by law to be included in the notice of the meeting which were not so included, if that objection is expressly made at the meeting.

        List of Shareholders.  The Secretary shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each shareholder and the number of shares registered in the name of each shareholder.  Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or during ordinary business hours, at the principal place of business of the corporation.  In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to shareholders of the corporation.  The list shall be open to examination of any shareholder during the time of the meeting as provided by law.
             Action Without Meeting.
                 Unless otherwise provided in the Articles of Incorporation, any action required by statute to be taken at any annual or special meeting of the shareholders, or any action which may be taken at any annual or special meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, or by electronic transmission setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take action at a meeting at which all shares entitled to vote thereon were present and voted.
                 Directors may be elected by written consent of the shareholders without a meeting only if the written consents of all outstanding shares entitled to vote are obtained, except that vacancies on the board (other than vacancies created by removal) not filled by the board may be filled by the written consent of the holders of a majority of the outstanding shares entitled to vote
                  Unless the consents of all shareholders entitled to vote have been solicited in writing, prompt notice will be given of any corporate action approved by shareholders without a meeting by less than unanimous consent, to those shareholders entitled to vote who have not consented in writing.  As to approvals required by California Corporations Code section 310 (transactions in which a director has a financial interest), section 317 (indemnification of corporate agents), section 1201 (corporate reorganization), or section 2007 (certain distributions on dissolution), notice of the approval will be given at least ten days before the consummation of any action authorized by the approval.  Notice will be given in the manner specified in section 7 and 8 of these Bylaws.
             Record Date for Shareholder Notice of Meeting, Voting, and Giving Consents.
                 For purposes of determining the shareholders entitled to receive notice of and vote at a shareholders’ meeting or give written consent to corporate action without a meeting, the board may fix in advance a record date that is not more than 60 nor less than 10 days before the date of a shareholders’ meeting, or not more than 60 days before any other action.
                 If no record date is fixed:
                     The record date for determining shareholders entitled to receive notice of and vote at a shareholders’ meeting will be the business day next preceding the day on which notice is given, or, if notice is waived as provided in these Bylaws, the business day next preceding the day on which the meeting is held.
                   The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, if no prior action has been taken by the board, will be the day on which the first written consent is given.
                 The record date for determining shareholders for any other purpose will be as set forth in Section 40 of these bylaws.
                  A determination of shareholders of record entitled to receive notice of and vote at a shareholders’ meeting will apply to any adjournment of the meeting unless the board fixes a new record date for the adjourned meeting.  However, the board will fix a new record date if the adjournment is to a date more than 45 days after the date set for the original meeting.
                 Only shareholders of record on the corporation’s books at the close of business on the record date will be entitled to any of the notice and voting rights listed in subsection (a) of this section, notwithstanding any transfer of shares on the corporation’s books after the record date, except as otherwise required by law.
        Proxies. Every person entitled to vote for directors or on any other matter will have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation.

A proxy will be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, electronic signature, or otherwise) by the shareholder or the shareholder’s attorney in fact.  A validly executed proxy that does not state that it is irrevocable will continue in full force and effect unless: (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked, or by attendance at the meeting and voting in person by the person executing the proxy or by a subsequent proxy executed by the same person and presented at the meeting; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy will be valid after the expiration of 11 months from the date of the proxy, unless otherwise provided in the proxy.  The revocability of a proxy that states on its face that it is irrevocable will be governed by the provisions of the California Corporations Code sections 705(e) and 705(f).

             Inspectors of Election. Before any meeting of shareholders, the board of directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment.  If no inspectors of election are so appointed, the chair of the meeting may, and on the request of any shareholder or a shareholder’s proxy will, appoint inspectors of election at the meeting.  The number of inspectors will be either one or three.  If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting will determine whether one or three inspectors are to be appointed.  If any person appointed as inspector fails to appear or fails or refuses to act, the chair of the meeting may, and upon the request of any shareholder or a shareholder’s proxy will, appoint a person to fill that vacancy.

These inspectors will: (a) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; (b) receive votes, ballots, or consents; (c) hear and determine all challenges and questions in any way arising in connection with the right to vote; (d) count and tabulate all votes or consents; (e) determine when the polls will close; (f) determine the result; and (g) do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

             Organization.
                 At every meeting of shareholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the Chief Executive Officer, or, if the Chief Executive Officer is absent, a chairman of the meeting chosen by a majority in interest of the shareholders entitled to vote, present in person or by proxy, shall act as chairman.  The Secretary, or, in his or her absence, an Assistant Secretary directed to do so by the Chief Executive Officer, shall act as secretary of the meeting.
                 The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient.  Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to shareholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot.  The date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at the meeting shall be announced at the meeting.  Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE IV

Directors

        Number and Term of Office. The authorized number of directors of the corporation shall be fixed by the Board of Directors from time to time. Directors need not be shareholders and/or residents of the state of incorporation unless so required by the Certificate of Incorporation. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient.
        Powers.  The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation.
             Term of Directors.
                 Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, directors shall be elected at each annual meeting of shareholders to serve until the next annual meeting of shareholders and his or her successor is duly elected and qualified or until his or her death, resignation or removal.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
                 No person entitled to vote at an election for directors may cumulate votes to which such person is entitled, unless, at the time of such election, the corporation is subject to Section 2115(b) of the CGCL. During such time or times that the corporation is subject to Section 2115(b) of the CGCL, every shareholder entitled to vote at an election for directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder’s shares are otherwise entitled, or distribute the shareholder’s votes on the same principle among as many candidates as such shareholder thinks fit. No shareholder, however, shall be entitled to so cumulate such shareholder’s votes unless (i) the names of such candidate or candidates have been placed in nomination prior to the voting and (ii) the shareholder has given notice at the meeting, prior to the voting, of such shareholder’s intention to cumulate such shareholder’s votes.  If any shareholder has given proper notice to cumulate votes, all shareholders may cumulate their votes for any candidates who have been properly placed in nomination. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.
             Vacancies.
                 A vacancy in the board of directors will be deemed to exist:  (1) if a director dies, resigns, or is removed by the shareholders or an appropriate court, as provided in the California Corporations Code Section 303 or section 304; (2) if the board of directors declares vacant the office of a director who has been convicted of a felony or declared of unsound mind by an order of court; (3) if the authorized number of directors is increased; or (4) if at any shareholders’ meeting at which one or more directors are elected the shareholders fail to elect the full authorized number of directors to be voted for at that meeting.
                 Except for a vacancy caused by the removal of a director, vacancies on the board may be filled by approval of the board or, if the number of directors then in office is less than a quorum, by: (1) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice complying with Corporations Code section 307; or (2) a sole remaining director.
                  A vacancy on the board caused by the removal of a director may be filled only by the shareholders, except that a vacancy created when the board declares the office of a director vacant as provided in clause (2) of the first paragraph of this section of the bylaws may be filled by the board of directors.
                 The shareholders may elect a director at any time to fill a vacancy not filled by the board of directors.
                  The term of office of a director elected to fill a vacancy will run until the next annual meeting of the shareholders, and such a director will hold office until a successor is elected and qualified.
                  At any time or times that the corporation is subject to Section 2115(b) of the CGCL, if, after the filling of any vacancy, the directors then in office who have been elected by shareholders shall constitute less than a majority of the directors then in office, then any holder or holders of an aggregate of five percent (5%) or more of the total number of shares at the time outstanding having the right to vote for those directors may call a special meeting of shareholders; or

the Superior Court of the proper county shall, upon application of such shareholder or shareholders, summarily order a special meeting of the shareholders, to be held to elect the entire board, all in accordance with Section 305(c) of the CGCL, the term of office of any director shall terminate upon that election of a successor.

        Resignation and Removal.
                  Resignation. Any director may resign at any time by delivering his or her notice in writing or by electronic transmission to the chair of the board, the president, the secretary, or the board of directors, such resignation to specify whether it will be effective at a particular time, upon receipt by the said individual(s),  or at the pleasure of the Board of Directors.  Unless otherwise specified in the notice, acceptance of the resignation is not necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the corporation to monetary damages under any contract of employment to which the officer is a party. If the resignation is effective at a future time, the board may elect a successor to take office when the resignation becomes effective.
                 Removal. Subject to any limitations imposed by applicable law, the Board of Directors or any director may be removed from office at any time (i) with cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the corporation entitled to vote generally at an election of directors or (ii) without cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the corporation, entitled to elect such director.
                     During such time or times that the corporation is subject to Section 2115(b) of the CGCL, the Board of Directors or any individual director may be removed from office at any time without cause by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on such removal; provided, however, that unless the entire Board of Directors is removed, no individual director may be removed when the votes cast against such director’s removal, or not consenting in writing to such removal, would be sufficient to elect that director if voted cumulatively at an election in which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of such director’s most recent election were then being elected.

             Meetings
                 Regular Meetings.  Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may be held at least two times per year (the first Monday of July and the 3rd Friday of October) at any place within or without the State of California which has been designated by the Board of Directors and publicized among all directors, either orally or in writing, including a voice-messaging system or other system designated to record and communicate messages, facsimile, or by electronic mail or other electronic means.  No further notice shall be required for a regular meeting of the Board of Directors.
                 Special Meetings.  Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of California whenever called by the Chairman of the Board of Directors, the Chief Executive Officer (if a director), the President (if a director), any vice president, the secretary or any two directors.
                  Meetings by Electronic Communications Equipment.  Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.
                 Notice of Special Meetings.  Special meetings will be held on 4 days’ notice by mail or 48 hours’ notice delivered personally or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, electronic mail, or other electronic means.  Oral notice given personally or by telephone, or written notice given by electronic mail or facsimile, may be transmitted either to the director or to a person at the director’s office who can reasonably be expected to communicate it promptly to the director.  Written notice, if used, will be addressed to each director at the address shown on the corporation’s records.  The notice need not specify the purpose of the meeting, nor need it specify the place if the meeting is to be held at the principal executive office of the corporation.
                  Waiver of Notice.  The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present who did not receive notice shall sign a written waiver of notice or shall waive notice by electronic transmission.  All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.
             Quorum and Voting.
                 A majority of the authorized number of directors shall constitute a quorum of the board for the transaction of business.; provided, however, that such number shall never be less than one-third (1/3) of the total number of directors authorized except that when one director is authorized, then one director shall constitute a quorum. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present will be regarded as the act of the board of directors, subject to the provisions of Corporations Code section 310 (concerning approval of contracts or transactions in which a director has a direct or indirect material financial interest), section 311 (concerning appointment of committees), and section 317(e) (concerning indemnification of directors).  A meeting at which a quorum is initially present may continue to transact business, despite a withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.
                 At any meeting, whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.  If the meeting is adjourned for more than 24 hours, notice of an adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment. Notice need not be given in any case to directors who were present at the time of adjournment.
                  At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws.
        Action Without Meeting.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
        Fees and Compensation.  Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors.  Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.
        Organization.  At every meeting of the directors, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the Chief Executive Officer (if a director), or if the Chief Executive Officer is not a director or is absent, the President (if a director), or if the President is not a director or is absent, the most senior Vice President (if a director) or, in the absence of any such person, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting.  The Secretary, or in his or her absence, any Assistant Secretary directed to do so by the Chief Executive Officer or President, shall act as secretary of the meeting.

ARTICLE V

COMMITTIEES

             Committees.
                 Executive Committee.  The Board of Directors may appoint an Executive Committee to consist of one (1) or more members of the Board of Directors.  The Executive Committee, to the extent permitted by law and provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the shareholders, any action or matter expressly required by the CGCL to be submitted to shareholders for approval, or (ii) adopting, amending or repealing any bylaw of the corporation; (iii) filling vacancies on the board of directors or any committee of the board; (iv)  Adopting, amending, or repealing bylaws; or (v) Appointing other committees of the board or their members.
                 Other Committees.  The Board of Directors may, from time to time, appoint such other committees as may be permitted by law.  Such other committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws.
                  Term.  The Board of Directors, subject to any requirements of any outstanding series of Preferred Stock and the provisions of paragraphs (a) or (b) of this Section may at any time increase or decrease the number of members of a committee or terminate the existence of a committee.  The membership of a committee member shall terminate on the date of his or her death or voluntary resignation from the committee or from the Board of Directors.  The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
                 Meetings and Actions of Committees.  Meetings and action of committees will be governed by, and held and taken in accordance with, bylaw provisions applicable to meetings and actions of the board of directors in regard to the following matters: place of meetings, regular meetings, special meetings and notice, quorum, waiver of notice, adjournment, notice of adjournment, and action without meeting, with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members, except that; (1) the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee and (2) special meetings of committees may also be called by resolution of the board of directors. The board of directors may adopt rules for the governance of any committee not inconsistent with these bylaws.

ARTICLE VI

Officers

        Officers Designated.  The officers of the corporation shall include, if and when designated by the Board of Directors, the Chief Executive Officer, the Chairperson, the President, one or more Vice Presidents, the Secretary, the Chief Financial Officer, the Treasurer and the Controller, all of whom shall be elected or appointed from time to time by the Board of Directors.  The Board of Directors may also appoint one or more Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers and agents with such powers and duties as it shall deem necessary.  The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate.  Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law.  The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors.
             Tenure and Duties of Officers.
                 General.  All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected or appointed and qualified, unless sooner removed.  Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors.  If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors, or by the Chief Executive Officer or other officer if so authorized by the Board of Directors.
                 Duties of Chairman of the Board of Directors.  The Chairman of the Board of Directors, when present, shall preside at all meetings of the shareholders and the Board of Directors.  The Chairman of the Board of Directors shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.  If there is no Chief Executive Officer and no President, then the Chairman of the Board of Directors shall also serve as the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in paragraph (c) of this Section.
                  Duties of Chief Executive Officer.  The Chief Executive Officer shall preside at all meetings of the shareholders and (if a director) at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present.  The Chief Executive Officer shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation.  The Chief Executive Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.
                 Duties of President.  In the absence or disability of the Chief Executive Officer or if the office of Chief Executive Officer is vacant, the President shall preside at all meetings of the shareholders and (if a director) at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present.  If the office of Chief Executive Officer is vacant, the President shall be the chief executive officer of the corporation (including for purposes of any reference to Chief Executive Officer in these Bylaws) and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. The President shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.
                  Duties of Vice Presidents.  The Vice Presidents may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant.  The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.
                  Duties of Secretary.  The Secretary shall attend all meetings of the shareholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the shareholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties provided for in these Bylaws and other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.  The Chief Executive Officer may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.

The secretary will keep, or cause to be kept, at the principal executive office or such other place as designated by the board of directors, a book of minutes of all meetings and actions of the shareholders, of the board of directors, and of committees of the board.  The minutes of each meeting will state the time and place the meeting was held; whether it was regular or special; if special, how it was called or authorized; the names of directors present at board or committee meetings; the number of shares present or represented at shareholders’ meetings; an accurate account of the proceedings; and when it was adjourned.

Record of Shareholders. The secretary will keep, or cause to be kept, at the principal executive office or at the office of the transfer agent or registrar, a record or duplicate record of shareholders.  This record will show the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of share certificates issued to each shareholder, and the number and date of cancellation of any certificates surrendered for cancellation.

               Duties of Chief Financial Officer.  The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the Chief Executive Officer.  The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation.  The Chief Financial Officer shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.  The Chief Executive Officer may direct the Treasurer or any Assistant Treasurer, or the Controller or any Assistant Controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer and each Controller and Assistant Controller shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.

Unless the board of directors has elected a separate treasurer, the chief financial officer will be deemed to be the treasurer for purposes of giving any reports or executing any certificates or other documents.

        Delegation of Authority.  The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.
        Resignation and removal
                 Resignation. Any officer may resign at any time by giving notice in writing or by electronic transmission notice to the Board of Directors or to the Chief Executive Officer or to the President or to the Secretary.  Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time.  Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective.  Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.
                 Removal. Any officer chosen by the board of directors may be removed at any time, with or without cause or notice, by the board of directors by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written or electronic consent of the directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.

ARTICLE VII

Execution Of Corporate Instruments

        Execution of Corporate Instruments.  The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation.  All checks and drafts drawn on banks or other depositaries of funds to the credit of the corporation or on special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.  Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

ARTICLE VIII

Voting Of Securities Owned By The Corporation

        Voting of Securities Owned by the Corporation.  All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President.

ARTICLE IX

Shares Of Stock

        Form and Execution of Certificates. The shares of the corporation shall be represented by certificates or shall be uncertificated.  Certificates for the shares of stock, if any, of the corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law.  Every holder of shares of stock in the corporation represented by certificate shall be entitled to have a certificate signed by or in the name of the corporation by, any two authorized officers of the corporation, (1) the Chief Executive Officer, the chairperson or vice chairperson of the board or the president or a vice president and (2) by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares owned by him or her in the corporation.  Any or all of the signatures on the certificate may be facsimiles.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.
        Lost Certificates.  A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed.  The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or the owner’s legal representative, to agree to indemnify the corporation in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

ARTICLE X

RESTRICTIONS ON TRANSFER

             Restrictions on Transfer.
                  No holder of any of the shares of stock of the corporation may sell, transfer, assign, pledge, or otherwise dispose of or encumber any of the shares of stock of the corporation or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise (each, a “Transfer”) if, as determined by the Board of Directors:  (i) such Transfer to individuals, companies or any other form of entity identified by the corporation is a potential competitor or considered by the corporation to be unfriendly; or (ii) such Transfer increases the risk of the corporation having a class of security held of record by two thousand (2,000) or more persons, or five hundred (500) or more persons who are not accredited investors (as such term is defined by the SEC), as described in Section 12(g) of the 1934 Act and any related regulations, or otherwise requiring the corporation to register any class of securities under the 1934 Act; or (iii) such Transfer would result in the loss of any federal or state securities law exemption relied upon by the corporation in connection with the initial issuance of such shares or the issuance of any other securities; or (iv) such Transfer is facilitated in any manner by any public posting, message board, trading portal, internet site, or similar method of communication, including without limitation any trading portal or internet site intended to facilitate secondary transfers of securities; or (v) such Transfer is to be effected in a brokered transaction; or (vi) such Transfer represents a Transfer of less than all of the shares then held by the shareholder and its affiliates or is to be made to more than a single transferee.
                 If a shareholder desires to Transfer any shares, then the shareholder shall first give written notice thereof to the corporation.  The notice shall name the proposed transferee and state the number of shares to be transferred, the proposed consideration, and all other terms and conditions of the proposed transfer.  Any shares proposed to be transferred to which Transfer the corporation has consented pursuant to paragraph (a) of this Section will first be subject to the corporation’s right of first refusal located in Section 46 of these Bylaws.
                  Any Transfer, or purported Transfer, of shares not made in strict compliance with this Section shall be null and void, shall not be recorded on the books of the corporation and shall not be recognized by the corporation.
                 The foregoing restriction on Transfer shall terminate upon the date securities of the corporation are first offered to the public pursuant to a registration statement filed with, and declared effective by, the SEC under the Securities Act of 1933, as amended (the “1933 Act”).
                  The certificates representing shares of stock of the corporation shall bear on their face the following legend so long as the foregoing Transfer restrictions are in effect:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A TRANSFER RESTRICTION, AS PROVIDED IN THE BYLAWS OF THE CORPORATION.”

             Record Date for Purposes other Than Notice and Voting.
                 For purposes of determining the shareholders entitled to receive payment of dividends or other distributions or allotment of rights, or entitled to exercise any rights in respect of any other lawful action (other than voting at and receiving notice of shareholders’ meetings and giving written consent of the shareholders without a meeting), the board of directors may fix in advance a record date, which will be not more than 60 nor less than 10 days before the date of the dividend payment, distribution, allotment, or other action.  If a record date is so fixed, only shareholders of record at the close of business on that date will be entitled to receive the dividend, distribution, or allotment of rights, or to exercise the other rights, as the case may be, despite any transfer of shares on the corporation’s books after the record date, except as otherwise provided by statute.
                 If the board of directors does not so fix a record date in advance, the record date will be at the close of business on the later of: (1) the day on which the board of directors adopts the applicable resolution; or (2) the 60th day before the date of the dividend payment, distribution, allotment of rights, or other action.
        Registered Shareholders.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of California.

ARTICLE XI

Other Securities Of The Corporation

        Execution of Other Securities.  All bonds, debentures and other corporate securities of the corporation, other than stock certificates (covered in Section 34 of these Bylaws), may be signed by the Chairman of the Board of Directors, the Chief Executive Officer, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons.  Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person.  In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

ARTICLE XII

Dividends

        Declaration of Dividends.  Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and applicable law.
        Dividend Reserve.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE XIII

indemnification

        Indemnification of Directors, Executive Officers, Employees and Other Agents.
                 Directors and Executive Officers.  The corporation shall indemnify its directors and executive officers (for the purposes of this Article, “executive officers” shall have the meaning defined in Rule 3b-7 promulgated under the 1934 Act) to the fullest extent permitted by the California General Corporate Law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers; and, provided, further, that the corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the CGCL or any other applicable law or (iv) such indemnification is required to be made under paragraph (d) of this Section.
                 Other Officers, Employees and Other Agents.  The corporation shall have power to indemnify its other officers, employees and other agents as set forth in the CGCL or any other applicable law.  The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person except executive officers to such officers or other persons as the Board of Directors shall determine.
                  Expenses. Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay that amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this section.
                 No indemnification shall be made under this subdivision for any of the following:
                     In respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation in the performance of that person’s duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine.
                   Of amounts paid in settling or otherwise disposing of a pending action without court approval.
                 Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.
                  Non-Exclusivity of Rights.  The indemnification authorized by this section shall not be deemed exclusive of any additional rights to indemnification for breach of duty to the corporation and its shareholders while acting in the capacity of a director or officer of the corporation to the extent the additional rights to indemnification are authorized in an article provision adopted pursuant to paragraph (11) of subdivision (a) of Section 204.

                Survival of Rights.  The rights conferred on any person by this Section shall continue as to a person who has ceased to be a director or executive officer and shall inure to the benefit of the heirs, executors and administrators of such a person.
               Insurance.  To the fullest extent permitted by the CGCL, or any other applicable law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Section.
               Amendments.  Any repeal or modification of this Section shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.
                 Saving Clause.  If this Section or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and executive officer to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.  If this Section shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each director and executive officer to the full extent under applicable law.
                Certain Definitions.  For the purposes of this Section, the following definitions shall apply:
                   The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.
                 The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.
               The term the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.
               References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.
                 References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Section.

ARTICLE XIV

Right Of First Refusal

             Right of First Refusal.  No shareholder shall Transfer any of the shares of stock of the corporation, except by a Transfer which meets the requirements set forth in Section 39 and below:
                 If the shareholder desires to Transfer any of his shares of stock, then the shareholder shall first give the notice specified in Section 39 (b) of these Bylaws and comply with the provisions therein.
                 For thirty (30) days following receipt of such notice, the corporation shall have the option to purchase of the shares specified in the notice at the price and upon the terms set forth in such notice; provided, however, that, with the consent of the shareholder, the corporation shall have the option to purchase a lesser portion of the shares specified in said notice at the price and upon the terms set forth therein.  In the event of a gift, property settlement or other Transfer in which the proposed transferee is not paying the full price for the shares, and that is not otherwise exempted from the provisions of this Section, the price shall be deemed to be the fair market value of the stock at such time as determined in good faith by the Board of Directors.  In the event the corporation elects to purchase all of the shares or, with consent of the shareholder, a lesser portion of the shares, it shall give written notice to the transferring shareholder of its election and settlement for said shares shall be made as provided below in paragraph (d) of this Section.
                  The corporation may assign its rights hereunder.
                 In the event the corporation and/or its assignee(s) elect to acquire any of the shares of the transferring shareholder as specified in said transferring shareholder’s notice, the Secretary of the corporation shall so notify the transferring shareholder and settlement thereof shall be made in cash within thirty (30) days after the Secretary of the corporation receives said transferring shareholder’s notice; provided that if the terms of payment set forth in said transferring shareholder’s notice were other than cash against delivery, the corporation and/or its assignee(s) shall pay for said shares on the same terms and conditions set forth in said transferring shareholder’s notice.
                  In the event the corporation and/or its assignees(s) do not elect to acquire all of the shares specified in the transferring shareholder’s notice, said transferring shareholder may, subject to the corporation’s approval and all other restrictions on Transfer located in Section 39 of these Bylaws, within the sixty-day period following the expiration or waiver of the option rights granted to the corporation and/or its assignees(s) herein, Transfer the shares specified in said transferring shareholder’s notice which were not acquired by the corporation and/or its assignees(s) as specified in said transferring shareholder’s notice.  All shares so sold by said transferring shareholder shall continue to be subject to the provisions of this bylaw in the same manner as before said Transfer.
                  Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the right of first refusal in paragraph (a) of this Section:
                     A shareholder’s Transfer of any or all shares held either during such shareholder’s lifetime or on death by will or intestacy to such shareholder’s immediate family or to any custodian or trustee for the account of such shareholder or such shareholder’s immediate family or to any limited partnership or limited liability company of which the shareholder, members of such shareholder’s immediate family or any trust for the account of such shareholder or such shareholder’s immediate family will be the general or limited partner(s) of such partnership or the controlling member(s) of such limited liability company. “Immediate family” as used herein shall mean spouse, lineal descendant, father, mother, brother, or sister of the shareholder making such Transfer;
                   A shareholder’s bona fide pledge or mortgage of any shares with a commercial lending institution, provided that any subsequent Transfer of said shares by said institution shall be conducted in the manner set forth in this bylaw;
                 A shareholder’s Transfer of any or all of such shareholder’s shares to the corporation or to any other shareholder of the corporation;
                 A shareholder’s Transfer of any or all of such shareholder’s shares to a person who, at the time of such Transfer, is an officer or director of the corporation;
                   A corporate shareholder’s Transfer of any or all of its shares pursuant to and in accordance with the terms of any merger, consolidation, reclassification of shares or capital reorganization of the corporate shareholder, or pursuant to a sale of all or substantially all of the stock or assets of a corporate shareholder;
                 A corporate shareholder’s Transfer of any or all of its shares to any or all of its shareholders; or
               A Transfer by a shareholder which is a limited or general partnership to any or all of its partners or former partners in accordance with partnership interests.

In any such case, the transferee, assignee, or other recipient shall receive and hold such stock subject to the provisions of this Section and the transfer restrictions in Section 39, and there shall be no further Transfer of such stock except in accord with this Section and the transfer restrictions in Section 39.

               The provisions of this bylaw may be waived with respect to any Transfer either by the corporation, upon duly authorized action of its Board of Directors, or by the shareholders, upon the express written consent of the owners of a majority of the voting power of the corporation (excluding the votes represented by those shares to be transferred by the transferring shareholder).   This bylaw may be amended or repealed either by a duly authorized action of the Board of Directors or by the shareholders, upon the express written consent of the owners of a majority of the voting power of the corporation.
               Any Transfer, or purported Transfer, of securities of the corporation shall be null and void unless the terms, conditions, and provisions of this bylaw are strictly observed and followed.
                 The foregoing right of first refusal shall terminate upon the date securities of the corporation are first offered to the public pursuant to a registration statement filed with, and declared effective by, the SEC under the Securities Act of 1933, as amended.
                The certificates representing shares of stock of the corporation shall bear on their face the following legend so long as the foregoing right of first refusal remains in effect:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION AND/OR ITS ASSIGNEE(S), AS PROVIDED IN THE BYLAWS OF THE CORPORATION.”

               To the extent this Section conflicts with any written agreements between the Company and the shareholder attempting to Transfer shares, such agreement shall control.

ARTICLE XV

COMPULSORY TRANSFER

        Compulsory Transfer. The purpose of the compulsory transfer of the shares is to ensure that the shares in the corporation remain with the founder(s) and the current employees of the corporation. Therefore, the provisions for the “good leaver” and “bad leaver” are as follows:
                 Shareholder will be deemed as good leaver and will be considered if the shareholder of the corporation:
                     Dies;
                   Retires;
                 Becomes disable.
                 For the purposes of Section 47(a), the shareholder will be deemed to have given notice to the corporation and other shareholders on the day the event occurred.
                  Shareholder will be deemed as a bad leaver upon occurrence of any of the events defined in section 47 (c) (i) to (x). In case of a bad leaver, the corporation shall have the right to purchase, and the bad leaver shall be obliged to sell, all, but not less than all, of the shares of the corporation owned by the bad leaver at that time. This right shall be exercised if the bad leaver:
                     Commits persistent breaches of these Bylaws;
                   breaches of the director's service agreement, employment contract or shareholders agreement;
                 is also a director, officer or employee and his/her directorship/duties or employment is terminated due to dishonesty, gross misconduct or neglect, fraud or illegal activities or any other ground for summary dismissal which is not constructive or unfair;
                 exceeds limits of his/her authority;
                   is disqualified as a director/officer;
                 failures to achieve targets specified in the shareholder’s employment agreement before voluntarily leaving position;
               is dismissed by the corporation because the shareholder has failed to meet certain performance expectations;
             resigns within an initial minimum period of 24 months after the incorporation of the corporation for any reason whatsoever;
                 is officer and/or director and is absent from his/her position for 30 working days, excluding Saturday, Sunday and public holidays , in two consecutive months; provided, however, such absence is not the result of removal of officer and/or director from his/her position by the board of director or such absence is caused by the medical treatment or serious illness.
                   intentionally or in a grossly negligent manner breaches an obligation under the articles of association/bylaws of the corporation, rules of procedures or the policies of the company. Actions that are deemed to be gross misconduct and therefore justify summary dismissal are deemed to be serious violations of acceptable workplace conduct. The gross misconduct includes but is not limited to:
        actions against the business such as theft, vandalism, sabotage, and fraud;
        actions against employees and related persons such as physical violence, bullying and intimidation, indecent behavior, and sexist or racist abuse;
        actions that endanger the business, such as gross negligence, serious breaches of health and safety, bribery and other illegal activity;
        actions that employment impossible, including gross insubordination and intoxication (any drugs including alcohol); other actions that are deemed to break the implied trust and confidentiality between Officer/Employee/Shareholder and employer may also be gross conduct.
                 For the purposes of Section 47(c), the shareholder will be deemed to have given notice of the occurrence of an event specified in subsection c to the corporation and other shareholders on the day the event occurred.
                  The price to be paid for each share to be purchased in accordance with the good leaver notice shall be the fair market value.
                  The price to be paid for each share to be purchased in accordance with the bad leaver notice shall be the nominal value. The nominal value for this section shall mean the value that has been paid originally for the shares.

(g) Payment for the shares to be purchased hereunder shall be made in cash within 30 days of the date of notice.

ARTICLE XVI

Notices

        Notices to Person with Whom Communication is Unlawful.  Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person.  Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.  In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the CGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

ARTICLE XVII

Amendments

        Amendments.  The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the corporation.  The shareholders shall also have power to adopt, amend or repeal the Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by the Certificate of Incorporation, such action by shareholders shall require the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE XVIII

FISCAL YEAR

        Fiscal Year.  The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

ARTICLE XIX

Loans To Officers

        Loans to Officers.  Except as otherwise prohibited under applicable law, the corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a Director of the corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation.  Nothing in these Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

ARTICLE XX

Miscellaneous

             Annual Report.
                 Subject to the provisions of paragraph (b) of this Section, during such time or times that the corporation is subject to Section 1501 of the CGCL, the Board of Directors shall cause an annual report to be sent to each shareholder of the corporation not later than one hundred twenty (120) days after the close of the corporation’s fiscal year.  This report will be sent at least 15 days (if third-class mail is used, 35 days) before the annual meeting of shareholders to be held during the next fiscal year and in the manner specified for giving notice to shareholders in section 7 of these bylaws. Such report shall include a balance sheet as of the end of such fiscal year and an income statement and a statement of cashflows for that fiscal year, accompanied by any report thereon of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that such statements were prepared without audit from the books and records of the corporation.  When there are more than 100 shareholders of record of the corporation’s shares, as determined by Section 605 of the CGCL, additional information as required by Section 1501(b) of the CGCL shall also be contained in such report, provided that if the corporation has a class of securities registered under Section 12 of the 1934 Act, the 1934 Act shall take precedence.  Such report shall be sent to shareholders at least fifteen (15) days prior to the next annual meeting of shareholders after the end of the fiscal year to which it relates.
                 If and so long as there are fewer than one hundred (100) holders of record of the corporation’s shares, the requirement of sending of an annual report to the shareholders of the corporation is hereby expressly waived.
        Forum.  Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of California shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s shareholders; (iii) any action asserting a claim against the corporation or any director or officer or other employee of the corporation arising pursuant to any provision of the CGCL, the certificate of incorporation or the Bylaws of the corporation; or (iv) any action asserting a claim against the corporation or any director or officer or other employee of the corporation governed by the internal affairs doctrine.
             Construction and Definitions.
                 Unless the context requires otherwise, the general provisions, rules of construction, and definitions in California Corporations Code sections 1-195 govern the construction of these bylaws.  Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.
                 Unless otherwise provided in these bylaws, and subject to any guidelines and procedures that the board may adopt from time to time, the terms “written” and “in writing” as used in these bylaws include any form of recorded message in the English language capable of comprehension by ordinary visual means and may include electronic transmissions such as facsimile or e-mail provided that: (i) for electronic transmissions from this corporation, this corporation has obtained an unrevoked written consent from the recipient to the use of those means of communication; (ii) for electronic transmissions to this corporation, this corporation has in effect reasonable measures to verify that the sender is the individual purporting to have sent the transmission; and (iii) the transmission creates a record that can be retained, retrieved, reviewed, and rendered into clearly legible tangible form.

CERTIFICATE OF ADOPTION OF

THE BYLAWS OF

NDB INC.

I hereby certify that:

I am the duly elected President of NDB Inc, a California corporation (the “Corporation”).

The attached Bylaws constitute the Bylaws of the Corporation as duly adopted by the majority shareholders of the Corporation on October 28, 2020.

IN WITNESS WHEREOF, I have hereunder subscribed my name this 28th of October 2020.

 /s/ Nima Golsharifi

Nima Golsharifi, President